               FILED
        IN THE OFFICE OF THE
     SECRETARY OF STATE OF THE
          STATE OF NEVADA

            MAR 26 1996
            No. 6679-96

          /s/ Dean Heller

  DEAN HELLER, SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                                       OF

                                WEBX MEDIA, INC.

         FIRST. The name of the corporation is:

                                WEBX MEDIA, INC.

         SECOND. Its registered office in the State of Nevada is located at 93 Desert Rain Lane, Henderson, Nevada 89014, that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

         THIRD. The objects for which this Corporation formed are: To engage in any lawful activity, including, but not limited to the following:

                  (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.


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                  (B) May at any time exercise such rights, privileges and
powers, when not inconsistent with the purposes and objects for which this corporation is organized.

                  (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

                  (D) Shall have the power to effect litigation in its own behalf and interest in any court of law.

                  (E) Shall have power to make contracts.

                  (F) Shall have power to hold, purchase and convey real and personal estate and mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

                  (G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

                  (H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

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                  (I) Shall have power to dissolve itself.

                  (J) Shall have power to adopt and use a common seal or stamp, and alter the same. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

                  (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, of for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

                  (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

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                  (M) Shall have power to purchase, hold, sell and transfer
shares of its own capital stock and use therefor its capital, capital surplus, surplus, or other property or fund.

                  (N) Shall have power to conduct business, have one or more offices, and hold, purchase mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and foreign countries.

                  (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

                  (P) Shall have power to make donations for the public welfare or for charitable scientific or educational purposes.

                  (Q) Shall have power to enter into partnerships, general or limited, or joint ventures in connection with any lawful activities.

         FOURTH. The aggregate number of shares the corporation shall have authority to issue shall be TWENTY FIVE MILLION (25,000,000) shares of common stock, par value one mill ($.001) per

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share, each share of common stock having equal rights and preferences, voting privileges and preferences.

         FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

         The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

             NAME                                      POST OFFICE ADDRESS

         Michael Butler                                93 Desert Rain Lane
                                                     Henderson, Nevada 89014


         SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

         SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

             NAME                                      POST OFFICE ADDRESS

         Michael Butler                                93 Desert Rain Lane
                                                     Henderson, Nevada 89014

         EIGHTH. The resident agent for this corporation shall be:

                                 MICHAEL BUTLER


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The address of said agent, and the registered or statutory address of this corporation in the state of Nevada shall be:

                             93 Desert Rain Lane
                             Henderson, Nevada 89014

         NINTH. The corporation is to have perpetual existence.

         TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

         To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

         By resolution passed by a majority of the whole Board, to designate one
(1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees shall have such name, or names as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

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         When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

         ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

         TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability or a director or officer (i) for

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acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section
78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts of omissions prior to such repeal or modification.

         THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

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         I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of March, 1996.

                                             /s/ Michael Butler
                                             --------------------
                                             Michael Butler

STATE OF NEVADA     )
                    : ss.
COUNTY OF CLARK     )

         0n this the 22nd day of March, 1996, in Las Vegas, Nevada before me, the undersigned, a Notary Public in and for Las Vegas, State of Nevada personally appeared Michael Butler, known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

    [STATE SEAL}    NOTARY PUBLIC                 /s/ Wendi Rosen
                   STATE OF NEVADA                -------------------
                   COUNTY OF CLARK                Notary Public
                     WENDI ROSEN
My Appointment Expires Oct. 21, 1998

I, Michael Butler, hereby accept as Resident Agent for the previously named Corporation.

3/22/96                       /s/ Michael Butler
-------                       --------------------
Date                         Michael Butler

                               SECRETARY OF STATE
                                  [STATE SEAL}
                                STATE OF NEVADA
                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that WEBX MEDIA, INC. did on March 26, 1996 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                           IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on March 26, 1996.


[STATE SEAL]                /S/ DEAN HELLER
                            -------------------------------
                            Secretary of State

                            By /S/ Deborah Jennings
                            -------------------------------
                                Certification Clerk

               FILED
        IN THE OFFICE OF THE
     SECRETARY OF STATE OF THE
          STATE OF NEVADA

            NOV 06 1997
            No. C6679-96

          /s/ Dean Heller

  DEAN HELLER, SECRETARY OF STATE




                                AMENDMENT TO THE

                          ARTICLES OF INCORPORATION OF

                                WEBX MEDIA, INC.

         Webx Media, Inc., a Nevada corporation (the "Company"), organized under the laws of the State of Nevada, on March 26, 1996, hereby adopts the following Amendment to its Articles of Incorporation pursuant to the provisions of Nevada Law. The following Amendment was adopted by shareholders of the Company pursuant to Section 78.320 of the Nevada Corporation Laws whereby shareholders of the Company holding a majority of the issued and outstanding shares consented to action taken by the Company's Board of Directors.

                                       I

         The Articles of Incorporation shall be amended to read as follows:

                           ARTICLE I - CORPORATE NAME

         The name of the Company shall be Steroidogenesis Inhibitors International.

                                       II

         The date of the consent to the adoption of the foregoing amendment by the shareholders was November 3, 1997.

                                       III

         The number of shares issued and outstanding in the Company as of November 3, 1997 was 5,000,000. The number of shares that consented in favor of the above amendment was 4,497,000.

         Dated this 4th day of November, 1997

                                          WEBX MEDIA, INC.

                                          By: /s/ Tom Kubota
                                              -----------------------
                                              Tom Kubota, President

                                          By: /s/ Rudy LaRusso
                                              -----------------------
                                              Rudy LaRusso, Secretary


STATE OF ________________ )
                          :ss
COUNTY OF _______________ )

         On the 4th day of November, 1997, personally appeared before me Tom Kubota and Rudy LaRusso, and duly acknowledged to me that they are the persons who signed the foregoing instrument as President and Secretary respectively and that they have read the foregoing instrument and know the contents thereof and that the same is true of their own knowledge except as to those matters upon which they operate on information and belief and as to those matter believe them to be true.

                                        /s/ Patricia A. Vevers
                                        ----------------------
                                        NOTARY PUBLIC
                                        Residing in: Las Vegas, Nevada


My Commission Expires: Oct. 10, 2000

                                                        NOTARY PUBLIC
                                                       STATE OF NEVADA
                                  [STATE SEAL]         County of Clark
                                                     Patricia A. Vevers
                                                      My Appt. Expires
                                  No.: 96-6026-1      October 10, 2000

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